NSAR ITEM 77O
                                      2000
                                 VK Harbor Fund
                               10f-3 Transactions
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  Underwriting #             Underwriting                 Purchased From     Amount of shares         % of        Date of
                                                                                Purchased         Underwriting    Purchase
      1              Radio One Inc. HIGH TIDES           CS First Boston             6,000           2.308%       07/11/00
      2                  Quanta Services, Inc.        Montgomery Securities      1,716,000           1.144%       07/19/00
      3            Covad Communications Group, Inc.        Bear Stearns          6,044,000           1.209%       09/20/00
      4                  Southern Energy Inc.             Goldman Sachs             30,000           0.500%       09/26/00
      5                Dominion Resources, Inc.            Lehman Bros.            115,600           1.541%       10/05/00
      6                  China Mobile Limited             Merrill Lynch          4,000,000           0.667%       10/31/00
      7                 STMicroelectronics N.V.            SBC Warburg           7,500,000           0.349%       11/03/00
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Other Underwriters in the Syndicate for #1

Credit Suisse First Boston
Deutsche Banc Alex. Brown
Morgan Stanley Dean Witter
Banc of America Securities LLC
First Union Securities, Inc.

Other Underwriters in the Syndicate for #2
------------------------------------------
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Rear, Stearns & Co. Inc.
Raymond James & Associates, Inc.
SunTrust Equitable Securities Corporation
Wachovia Securities, Inc.
Sanders Morris Harris Inc.

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Other Underwriters in the Syndicate for #3                    Other Underwriters in the Syndicate for #7
-------------------------------------------                   ------------------------------------------
Bear, Stearns & Co. Inc.                                      UBS AG, acting through its business group UBS Warburg
Morgan Stanley Dean Witter                                    Credit Suisse First Boston (Europe) Limited
Credit Suisse First Boston                                    Lehman Brothers International (Europe)
Deutsche Banc Alex Brown                                      Morgan Stanley & Co. International Limited
Goldman, Sachs & Co.                                          Mediobanca Banca di Credito Finanziario S.p.A.
                                                              Societe Generale
Other Underwriters in the Syndicate for #4
------------------------------------------
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
ABN AMRO Incorporated
Blaylock & Partners, L.P.
Chase Securities Inc.
Commerzbank Aktiengesellschaft
The William Capital Group, L.P.

Other Underwriters in the Syndicate for #5
------------------------------------------
Lehman Brothers Inc.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith

Other Underwriters in the Syndicate for #6
------------------------------------------
China International Capital Corporation
Limited, a joint venture investment bank controlled by Morgan Stanley and China
Construction Bank
Goldman Sachs (Asia) L.L.C.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

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